CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A our report dated August 1, 2018, relating to the financial statement of Symmetry Panoramic Alternatives Fund, a series of Symmetry Panoramic Trust, as of July 13, 2018, and to all references to our firm included in or made a part of this Pre-Effective Amendment under the Securities Act of 1933 and Pre-Effective Amendment under the Investment Company Act of 1940 to the Symmetry Panoramic Trust Registration Statement on Form N-1A.

Cohen & Company, Ltd.
Cleveland, Ohio
August 2, 2018